                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement                        / / Confidential, for Use of the Commission
                                                            Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 LANCE, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               [LANCE, INC. LOGO]

                           CHARLOTTE, NORTH CAROLINA




       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 19, 1996

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Lance, Inc. (the Company) will be held at the principal office of the Company, 8600 South Boulevard, Charlotte, North Carolina, on Friday, April 19, 1996, at 2:00 p.m., Local Time, for the purpose of considering and acting upon the following:

    1.   The election of three Directors.

    2. A proposal to ratify the selection of KPMG Peat Marwick LLP as independent public accountants for fiscal year 1996.

    3. Any and all other matters that may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on February 20, 1996 as the record date for determining the stockholders entitled to notice of and to vote at the meeting and any adjournment thereof, and only holders of Common Stock of the Company of record at such date will be entitled to notice of or to vote at the meeting.

    THE BOARD OF DIRECTORS WILL APPRECIATE THE PROMPT RETURN OF THE ENCLOSED PROXY, DATED AND SIGNED. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME BEFORE IT IS EXERCISED AND WILL NOT BE EXERCISED IF YOU ATTEND THE MEETING AND VOTE IN PERSON.

                                        By Order of the Board of Directors


                                        JAMES W. HELMS, JR.
                                        Secretary and Treasurer

Charlotte, North Carolina
March 22, 1996

                                  LANCE, INC.

                P. O. Box 32368, Charlotte, North Carolina 28232

                                PROXY STATEMENT

GENERAL

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders of Lance, Inc. (the Company) to be held at its principal office, 8600 South Boulevard, Charlotte, North Carolina, at 2:00 p.m., Local Time, on Friday, April 19, 1996. This Proxy Statement and accompanying Proxy are being sent to the stockholders of the Company on or about March 22, 1996.

    Solicitation other than by mail may be made personally and by telephone by regularly employed officers and employees of the Company who will not be additionally compensated therefor. The Company will request brokers, dealers, banks or voting trustees, or their nominees, who hold stock in their names for others or hold stock for others who have the right to give voting instructions, to forward proxy material to their principals and request authority for the execution of the proxy and will reimburse such institutions for their reasonable expenses in so doing. In addition, the Company has engaged Corporate Investor Communications, Inc. (CIC) to deliver proxy materials to, and solicit proxies from, these institutions. CIC will be reimbursed for its printing costs, postage and freight charges, and other expenses and be paid a solicitation fee of $5,500. The total cost of soliciting proxies will be borne by the Company.

    Any proxy delivered in the accompanying form may be revoked by the person executing the proxy at any time before the authority thereby granted is exercised by written request addressed to Secretary, Lance, Inc., Box 32368, Charlotte, North Carolina 28232 or by attending the meeting and electing to vote in person. Proxies received in such form will be voted as therein set forth at the meeting or any adjournment thereof.

    The only matters to be considered at the meeting, so far as known to the Board of Directors, are the matters set forth in the Notice of Annual Meeting of Stockholders and routine matters incidental to the conduct of the meeting. However, if any other matters should come before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy, or their substitutes, to vote said proxy in accordance with their judgment on such matters.

    Stockholders present or represented and entitled to vote on a matter at the meeting or any adjournment thereof will be entitled to one vote on such matter for each share of the Common Stock of the Company held by them of record at the close of business on February 20, 1996, which is the record date for determining the stockholders entitled to notice of and to vote at such meeting or any adjournment thereof. Voting on all matters, including the election of Directors, will be by voice vote or by show of hands, unless the holders of at least 25% of the shares entitled to vote on such matter demand a vote by ballot prior to the vote. The number of shares of Common Stock of the Company outstanding on February 20, 1996 was 30,272,265.

PRINCIPAL STOCKHOLDERS AND HOLDINGS OF MANAGEMENT

    At February 1, 1996, the only persons known to the Company to be the beneficial owners of more than 5% of the Common Stock of the Company were as follows:

                                            Number of Shares                Percent of
     Name and Address of                    and Nature of                   Common Stock
     Beneficial Owner                       Beneficial Ownership            Outstanding
     ----------------                       --------------------            -----------
     NationsBank Corporation                   3,539,811 (1)                   11.7%
      Charlotte, NC 28255

     Nancy Van Every McLaurin                  1,741,274 (2)                    5.8%
      P. O. Box 21009
      Charlotte, NC 28277

     Nan Davis Van Every                       1,620,109 (3)                    5.4%
      6001 Pelican Bay Boulevard
      Naples, FL 33963

     S. Lance Van Every                        1,539,177 (4)                    5.1%
      8913 Winged Bourne
      Charlotte, NC 28210

__________________

(1) These shares represent shares held by wholly owned banking subsidiaries of NationsBank Corporation, a bank holding company (NationsBank). NationsBank had sole voting power with respect to 1,249,076 shares and shared voting power with respect to 130,735 shares and had sole power to dispose with respect to 1,916,972 shares and shared power to dispose with respect to 813,215 shares. Information with respect to NationsBank is as of December 31, 1995 and is derived from the Schedule 13G dated February 14, 1996 filed by NationsBank with the Securities and Exchange Commission. Shares held by the Philip L. Van Every Foundation, for which NationsBank, N. A., a wholly owned subsidiary of NationsBank, is trustee, are not included inasmuch as voting and disposition of such shares is directed by the Foundation's Board of Administrators.

(2) Includes 2,500 shares subject to exercisable options, 904,480 shares held under power of attorney from her mother and 21,694 shares held by Mrs. McLaurin or her husband as custodian for their children.

(3) Nan Davis Van Every had sole power to vote and dispose of all of these shares except for 651,110 shares held in a trust as to which S. Lance Van Every had the sole power to vote but as to which Mrs. Van Every had the sole power to dispose.

(4) Includes 2,500 shares subject to exercisable options and 46,074 shares held by S. Lance Van Every either as custodian or in trust for his children and grandchild or held by his children who reside in the same household. Mr. Van Every had sole power to vote and dispose of all of these shares except for 651,110 shares held in trust as to which he had the sole power to vote but as to which Nan Davis Van Every had the sole power to dispose and except for 52,044 shares held as co-trustee with NationsBank, N.A., as to which he had shared power to vote and dispose.

    Based on information available to the Company, the Van Every family, consisting of the descendants of Salem A. Van Every, Sr., deceased, and their spouses, owned beneficially on February 1, 1996, approximately 12,600,000 shares of the Common Stock of the Company

(approximately 41% of the outstanding shares). Of such shares, approximately 800,000 shares are held by fiduciaries having the sole power to vote and dispose. Members of the Van Every family may own or may have disposed of shares in nominee or other accounts, information as to the amounts of which may not be available to the Company. There are approximately 70 Van Every family stockholders, including stockholders who are minors.

    The following table sets forth, as of February 1, 1996, information as to the beneficial ownership of the Company's $.83-1/3 par value Common Stock by all Directors and executive officers of the Company as a group, by Directors who are not standing for re-election and by the named Executive Officers who are not also nominees or Directors. Information with respect to the named Executive Officers, other than Peter M. Duggan, G. R. Melvin and G. K. Smith and the nominees and Directors, other than E. D. Leake and R. G. Swain who are not standing for re-election, is under Election of Directors below.

                                          Number of Shares        Percent of
                                          and Nature of           Common Stock
    Name of Beneficial Owner              Beneficial Ownership    Outstanding
    ------------------------              --------------------    -----------
    Directors and executive officers         5,175,613 (1)          17.0% (2)
      as a group (16 persons)

    Peter M. Duggan                              2,023 (3)             (4)

    E. D. Leake                                 15,033 (5)             (4)

    G. R. Melvin                                28,278 (6)             (4)

    G. K. Smith                                 28,660 (7)             (4)

    R. G. Swain                                 14,866 (8)             (4)
----------------

(1) Includes 127,350 shares subject to options held by Directors and executive officers that are currently exercisable. Does not include shares held by NationsBank, of which James H. Hance, Jr. is Vice Chairman and Chief Financial Officer, or by Mr. Smith who resigned as an executive officer and a Director of the Company on January 30, 1996.

(2) Based on the number of shares outstanding plus options held by Directors and executive officers that are currently exercisable.

(3) Includes 2,000 shares subject to exercisable options.

(4) Less than 1%.

(5) Includes 14,050 shares subject to exercisable options and 78 shares held by Mr. Leake as custodian for his minor child.

(6) Includes 13,400 shares subject to exercisable options, 1,800 shares held by Mr. Melvin's wife and 344 shares held by Mr. Melvin as custodian for his grandchildren.

(7) Includes 19,550 shares subject to exercisable options and 500 shares held by Mr. Smith's wife.

(8) Includes 10,850 shares subject to exercisable options and 50 shares held by Mr. Swain as custodian for his minor child.

ELECTION OF DIRECTORS

    At the meeting three Directors will be elected to serve, subject to the provisions of the Bylaws, until the Annual Meeting of Stockholders in 1999 and until their successors are duly elected and qualified. Directors are elected by a plurality of the votes cast by the holders of the shares entitled to vote at a meeting at which a quorum is present. Provided a quorum is present, abstentions and shares not voted are not taken into account in determining a plurality.

    It is the intention of the persons named in the accompanying proxy to vote all proxies solicited by the Board of Directors FOR all the nominees indicated below unless authority to vote for the nominees or any individual nominee is withheld by a stockholder in such stockholder's proxy. If for any reason any nominee shall not become a candidate for election as a Director at the meeting, an event not now anticipated, the proxies will be voted for three nominees including such substitutes as shall be designated by the Board of Directors.

    The first two nominees are listed below, both of whom are currently members of the Board of Directors. Such nominees were elected to their current terms, which expire in 1996, at the Annual Meeting of Stockholders held on April 16, 1993.

                                                                                      Shares of          Percent of
Name and                               Information About                              Common             Common Stock
Director Since (1)              Age    Nominees and Directors                         Stock Owned (2)    Outstanding
------------------              ---    ----------------------                         ---------------    -----------
J. W. Disher (3)                62     Chairman of the Board of the Company since         24,685 (4)       (6)(7)
    1968                               1991, Chief Executive Officer 1990-1995 and     1,409,292 (5)        4.7%
                                       President 1988-1994; Director of First Union
                                       National Bank of North Carolina

Robert V. Sisk (3)(8)           60     President of Piedmont Engineering Corp.,          255,170 (9)       (6)
    1990                               Charlotte, NC (Industrial refrigeration sys-
                                       tems) since 1965



    The third nominee is Gary E. Costley who is being nominated for the seat vacated by G. K. Smith. Mr. Smith, who resigned as a Director on January 30, 1996, was elected to his current term at the Annual Meeting of Stockholders held on April 16, 1993.

                                                                                      Shares of          Percent of
Name and                               Information About                              Common             Common Stock
Director Since (1)              Age    Nominees and Directors                         Stock Owned (2)    Outstanding
------------------              ---    ----------------------                         ---------------    -----------
Gary E. Costley                 52     Dean of Babcock Graduate School of                  0                 (6)
                                       Management of Wake Forest University since
                                       1995; Executive Vice President of Kellogg
                                       Company, Battle Creek, MI (Cereals) 1985-
                                       1994; Director of Phamacopia Inc., Bush
                                       Brothers Inc. and Miller Foundation, Inc.

    The five members of the Board of Directors listed below were elected to their current terms, which expire in 1997, at the Annual Meeting of Stockholders held April 15, 1994 except Isaiah Tidwell and Richard A.
Zimmerman who were elected at the Annual Meeting of Stockholders held April 21, 1995.

                                                                                      Shares of          Percent of
Name and                               Information About                              Common             Common Stock
Director Since (1)              Age    Nominees and Directors                         Stock Owned (2)    Outstanding
------------------              ---    ----------------------                         ---------------    -----------
Paul A. Stroup, III (3)         44     Chief Executive Officer of the Company since       35,249 (10)       (6)(7)
  1986                                 1995, President since 1994 and Executive        1,409,292 (5)         4.7%
                                       Vice President 1989-1994

William R. Holland (3)          57     Chairman and Chief Executive Officer of             3,500 (11)       (6)
  1993                                 United Dominion Industries Limited,
                                       Charlotte, NC (Diversified manufacturing
                                       company) since 1986; Director of United
                                       Dominion Industries Limited and Morgan
                                       Products Ltd.

Scott C. Lea (3)                64     Private Investor since 1992; Chairman of the        3,500 (11)       (6)
  1994                                 Board of Rexham, Inc. (Manufacturer of
                                       packaging and coated and laminated products)
                                       1989-1991; President, Chief Executive
                                       Officer and Director of Rexham 1974-1989;
                                       Director of Speizman Industries, Inc.

Richard A. Zimmerman            63     Private investor since 1993; Chairman of the        4,000 (11)       (6)
 1995                                  Board of Hershey Foods Corporation, Hershey,
                                       PA (Candy manufacturer) 1985-1993 and Chief
                                       Executive Officer 1984-1993; Director of
                                       Westvaco Corporation and Eastman Kodak
                                       Company

Isaiah Tidwell                  51     Southern/Western Regional Executive of              3,000 (11)       (6)
  1995                                 Wachovia Bank of North Carolina, N.A.,
                                       Charlotte, NC since 1995, Southern Regional
                                       Executive 1993-1995 and Regional Vice Presi-
                                       dent since 1990


    The five members of the Board of Directors listed below were elected to their current terms, which expire in 1998, at the Annual Meeting of Stockholders held on April 21, 1995.

                                                                                      Shares of          Percent of
Name and                               Information About                              Common             Common Stock
Director Since (1)              Age    Nominees and Directors                         Stock Owned (2)    Outstanding
------------------              ---    ----------------------                         ---------------    -----------
Thomas B. Horack                49     Executive Vice President of the Company            32,024 (12)       (6)(7)
  1980                                 since 1995 and Vice President 1986-1995         1,409,292 (5)         4.7%

                                                                                      Shares of          Percent of
Name and                               Information About                              Common             Common Stock
Director Since (1)              Age    Nominees and Directors                         Stock Owned (2)    Outstanding
------------------              ---    ----------------------                         ---------------    -----------
Alan T. Dickson (3)             64     Chairman of the Board of Ruddick                   41,700 (13)       (6)
  1983                                 Corporation, Charlotte, NC (Diversified
                                       holding company) since 1994 and President
                                       1968-1994; Director of Ruddick Corporation,
                                       NationsBank Corporation, Sonoco Products
                                       Company and Bassett Furniture Industries,
                                       Inc.

S. Lance Van Every (8)          48     Private investor for more than the past five    1,539,177 (14)        5.1%
  1990                                 years

Nancy Van Every McLaurin (8)    51     Private investor for more than the past five    1,741,274 (15)        5.8%
  1995                                 years

James H. Hance, Jr.             51     Vice Chairman of NationsBank Corporation,           4,500 (16)        (6)
  1995                                 Charlotte, NC since 1993 and Chief Financial
                                       Officer since 1988; Director of Caraustar
                                       Industries, Inc., Family Dollar Stores, Inc.,
                                       NationsBank, N.A. and Summit Properties, Inc.

______________

(1) The information about the Directors was furnished to the Company by the Directors.

(2) All shares are owned directly and with sole voting and dispositive power except as otherwise noted. Common Stock ownership information is as of February 1, 1996.

(3)  Member of the Executive Committee.

(4) Includes 2,500 shares subject to exercisable options and 700 shares held by Mr. Disher's wife.

(5) Consists of shares held by the Philip L. Van Every Foundation of which Messrs. Horack, Disher and Stroup are members of the Board of Administrators and NationsBank, N.A. is trustee.

(6)  Less than 1%.

(7) Based on the number of shares outstanding plus shares subject to options that are currently exercisable.

(8) S. Lance Van Every and Nancy Van Every McLaurin are cousins and Mr. Sisk's wife is their cousin.

(9) Includes 2,500 shares subject to exercisable options and 252,612 shares held by Mr. Sisk's wife.

(10) Includes 26,100 shares subject to exercisable options and 589 shares held by Mr. Stroup's wife.

(11) Includes 2,500 shares subject to exercisable options.

(12) Includes 22,100 shares subject to exercisable options and 160 shares held by Mr. Horack as custodian for his children.

(13) Includes 2,500 shares subject to exercisable options, 32,000 shares held by The Dickson Foundation, Inc. of which Mr. Dickson is a member of the Board of Directors and its investment committee and 7,200 shares held by a trust for which Mr. Dickson, his brother and NationsBank, N. A. are co-trustees.

(14) Includes either 2,500 shares subject to exercisable options, 46,074 shares held by S. Lance Van Every either as custodian or in trust for his children and grandchild or held by his children who reside in the same household, 651,110 shares held in trust as to which Mr. Van Every has the sole power to vote but no power to dispose and 52,044 shares held in trust as to which Mr. Van Every has shared power to vote and dispose.

(15) Includes 2,500 shares subject to exercisable options, 904,480 shares held under power of attorney from her mother and 21,694 shares held by Mrs. McLaurin or her husband as custodian for their children.

(16) Includes 2,500 shares subject to exercisable options and does not include shares held by NationsBank. See Principal Stockholders and Holdings of Management above.


     NationsBank, N.A. acts as trustee of one of the Company's Profit Sharing Trusts, for which the Company pays the bank's standard fees and provides a line of credit to the Company which the Company has not used. Also, a subsidiary of NationsBank provides securities brokerage services to the Company for which the Company pays NationsBank's standard fees. Mr. Dickson is a director of NationsBank and Mr. Hance is the Vice Chairman and Chief Financial Officer of NationsBank and a director of NationsBank, N.A.

     First Union National Bank of North Carolina acts as trustee of the other of the Company's Profit Sharing Trusts and the Company's 401(k) Retirement Savings Plan, for which the Company pays the bank's standard fees. Mr. Disher is a director of First Union National Bank of North Carolina.

     Subsidiaries of Ruddick Corporation purchase products from the Company in the ordinary course of business at the Company's standard prices. Mr. Dickson is the Chairman of the Board and Chief Executive Officer of Ruddick Corporation.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors met seven times during the fiscal year. Each director attended 75% or more of the total number of meetings of the Board of Directors and meetings of all Committees on which he or she served, except Mr. Zimmerman and Mr. Hance who attended 71% and 57% of such meetings, respectively.

     The Audit Committee is composed of Robert V. Sisk, T. B. Horack, Scott C. Lea, William R. Holland, James H. Hance, Jr., Isaiah Tidwell and Nancy Van Every McLaurin and is responsible for recommending independent auditors for the Company, reviewing the Company's financial statements, audit report, internal financial controls and internal audit procedures and approving services to be performed by the Company's independent auditors. The Audit Committee met four times during the fiscal year.

     The Nominating Committee is composed of J. W. Disher, Paul A. Stroup, III, Alan T. Dickson, S. Lance Van Every and Robert V. Sisk. Its functions include the screening and recommendation of candidates for election to the Board of Directors of the Company. The Committee will consider nominees recommended by stockholders, which nominations may be made in writing and directed to J. W. Disher, Chairman of the Committee. The Nominating Committee met one time during the fiscal year.

     Information with respect to the Compensation/Stock Option Committee is provided below.

COMPENSATION/STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year, the following served on the Compensation/Stock Option Committee: Alan T. Dickson, J. W. Disher, James H. Hance, Jr., Robert
V. Sisk, S. Lance Van Every and Richard A. Zimmerman. Mr. Disher, who retired as Chief Executive Officer in April 1995, was appointed to the Compensation/Stock Option Committee after his retirement.

COMPENSATION/STOCK OPTION COMMITTEE REPORT

     The Compensation/Stock Option Committee of the Board of Directors of the Company, whose members are named below, provides overall guidance to the Company's executive compensation process. The Committee is currently composed of five members of the Board of Directors. The Committee met twice during the fiscal year. The Committee's recommendations regarding the salary of the Chief Executive Officer and the other officers of the Company are subject to approval by the Board, except for decisions about grants under the Company's Stock Option Plans, which are made solely by the Committee in order for the grants to satisfy tax and securities law requirements. Those who served during the fiscal year as Chief Executive Officer and the four other highest paid executive officers are collectively referred to as the named Executive Officers.

     The Committee's compensation policies are designed to fairly compensate the officers of the Company for the effective exercise of their responsibilities, their management of the business functions for which they are responsible, the motivation of those officers and employees reporting to them, their extended period of service to the Company and their dedication and diligence in carrying out their responsibilities. Virtually all of the officers' annual compensation consists of a base salary. The salary is designed to reward the officers for the performance of their responsibilities and their long-term commitment to the Company. Over the years, virtually all of the officers of the Company have been employees who have devoted their entire business careers to the Company. In 1995 and prior years, the Committee has granted increases to the officers based on recommendations from the Chief Executive Officer who has consulted with other officers of the Company. From time to time, the Committee has made adjustments to such recommendations. In 1995, the Board accepted and approved the recommendations of the Committee. The Committee also takes into account the fact that each of the named Executive Officers, except for Mr. Duggan, has entered into an Executive Employment Agreement described below which provides for supplemental retirement benefits and that the Committee granted stock options to the officers of the Company in prior years. The Committee did not grant any stock options to the named Executive Officers during 1995. Mr. Disher, however, was granted options to purchase 2,500 shares after his retirement under the 1995 Nonqualified Stock Option Plan for Non-Employee Directors as described below.

     In considering salaries for the 1995 fiscal year, the Committee considered the Company's overall performance over a period of years. The Committee considered that the compensation for those serving as the Chief Executive Officer and the named Executive Officers is generally less than that of the officers of companies of comparable size, revenues and profits operating in the area of the Company's headquarters in North Carolina. The Committee considered, among other things, continued increases in the Company's revenues, the lack of growth in the Company's net income in recent years and increased competitiveness in the snack foods industry, significant increases in responsibility assumed by Messrs. Horack, Smith and Duggan associated with their promotions and recommended increases in the salary rates of the named Executive Officers, excluding those serving as the Chief Executive Officer, which aggregated $98,800 and averaged 17.5% for 1995 over 1994.

     With respect to those serving as the Chief Executive Officer during the 1995, Mr. Disher and Mr. Stroup, the Committee did not make special note of performance factors with respect to Mr. Disher or Mr. Stroup but considered the same factors as it considered for all officers of the Company. Mr. Disher's salary rate was increased 8.8% for 1995 over 1994 for the portion of the year he served as Chief Executive Officer. Mr. Stroup's salary rate was increased 13.8% for 1995 over 1994 as he assumed additional responsibilities as Chief Executive Officer.

     The above report is presented by the following members of the Compensation/Stock Option Committee: Alan T. Dickson, J. W. Disher, James H. Hance, Jr., S. Lance Van Every and Richard A. Zimmerman.

DIRECTOR COMPENSATION

     Directors who are employees of the Company or its subsidiaries receive no additional compensation for serving as directors. Directors who are not employees of the Company or its subsidiaries receive an annual fee of $12,000 plus $600 for each Board meeting attended and $450 for each Committee meeting attended, except the fee for a Committee meeting held on the same day as a Board meeting is $300. Mr. Disher received $5,000 to serve as Chairman of the Board after his retirement as Chief Executive Officer. Non-employee Directors who serve as a Committee Chairman receive an additional $1,500 per year. Non-employee Directors are also eligible to receive stock options under the Company's 1995 Nonqualified Stock Option Plan for Non-Employee Directors under which each current non-employee director was granted an option to purchase 2,500 shares of Common Stock on May 1, 1995 and will be granted an option to purchase 1,000 shares of Common Stock on May 1, 1996 at an option price equal to the fair market value of the Common Stock on such date. Upon election as a director at the Annual Meeting, Mr. Costley will be granted an option to purchase 2,500 shares of the Common Stock on May 1, 1996 at an option price equal to the fair market value of the Common Stock on such date.

STOCKHOLDER RETURN PERFORMANCE GRAPH

     Included below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the NASDAQ Stock Market (U.S. Companies) Index and the Company's Peer Group for the period commencing December 29, 1990 and ending December 30, 1995 covering the Company's five fiscal years ended December 28, 1991, December 26, 1992, December 25, 1993, December 31, 1994 and December 30, 1995.

     The Company has selected a Peer Group consisting of the three publicly-traded companies named below, which are in the snack foods industry. Virtually all of the Company's direct competitors and peers are privately-held companies or subsidiaries or divisions of larger publicly-held companies so that the available members of the Peer Group are limited.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
          AMONG THE COMPANY, NASDAQ STOCK MARKET INDEX AND PEER GROUP

                                    [GRAPH]


                    THE COMPANY        NASDAQ STOCK MARKET          PEER GROUP
                    -----------        -------------------          ----------
          1990        100.000                100.000                  100.000

          1991        109.935                154.954                  148.845

          1992        122.120                183.855                  136.490

          1993        104.484                209.157                  176.329

          1994        102.793                209.685                  148.942

          1995        98.799                 296.302                  149.835

This graph assumes that $100 was invested in the Company's Common Stock on December 29, 1990, in the NASDAQ Stock Market (U.S. Companies) Index and in the Peer Group, which consists of Golden Enterprises, Inc., Grist Mill Company and J&J Snack Foods Corp., and that dividends were reinvested.

EXECUTIVE OFFICER COMPENSATION

     The table below shows the compensation paid or accrued by the Company, for the three fiscal years ended December 30, 1995, December 31, 1994 and December 25, 1993 to or for the account of each of those persons who served during the 1995 fiscal year as the Chief Executive Officer and the Company's four other highest paid executive officers (collectively, the named Executive Officers).

                           SUMMARY COMPENSATION TABLE

                                               Annual Compensation          Long Term Compensation
                                        ---------------------------------   ----------------------
Name and                                                     Other Annual         Securities            All Other
Principal                      Fiscal                        Compensation         Underlying           Compensation
Position                       Year     Salary ($) Bonus ($)    ($) (1)          Options (#Sh)            ($) (2)
----------                     -----    ---------- --------- ------------        -------------         ------------
J. W. Disher (3)               1995      120,116      0         --                  2,500                 96,191
 Chairman of the               1994      285,628      0         --                  4,500                 18,514
 Board and Chief               1993      281,648      0         --                    0                   13,620
 Executive Officer

Paul A. Stroup, III (3)        1995      214,933      0         --                    0                    9,852
 President and                 1994      186,020      0         --                  4,500                 11,034
 Chief Executive Officer       1993      175,620      0         --                    0                   10,882

Thomas B. Horack               1995      179,104      0         --                    0                    7,099
 Executive Vice President      1994      145,482      0         --                  3,000                  7,768
                               1993      136,932      0         --                    0                    7,671

G. K. Smith (4)                1995      161,179      0         --                    0                    6,393
 Executive Vice President      1994      129,786      0         --                  3,000                  6,777
                               1993      119,518      0         --                    0                    6,654

Peter M. Duggan (5)            1995      156,181      0         --                    0                       35
 Senior Vice President         1994      123,071      0       62,892                3,000                      0

G. R. Melvin                   1995      168,368      0         --                    0                    6,726
 Vice President                1994      159,024      0         --                  3,000                  8,581
                               1993      153,074      0         --                    0                    8,678

________________

(1) Other than Mr. Duggan, no named Executive Officer has received personal benefits during the listed years in excess of 10% of annual salary. The amount for Mr. Duggan in 1994 was for moving expenses in connection with his employment by the Company.

(2) For fiscal year 1995, includes amounts contributed by the Company under the Company's Profit-Sharing Retirement Plan as follows: Mr. Disher $3,855, Mr. Stroup $6,124, Mr. Horack $6,163, Mr. Smith $6,132 and Mr.
     Melvin $6,219 and amounts contributed by the Company under the Company's Employee Stock Purchase Plan as follows: Mr. Disher $200, Mr. Stroup $1,352, Mr. Horack $26, Mr. Duggan $35, Mr. Smith $104 and Mr. Melvin $52 and amounts contributed by the Company under the Company's Benefit Restoration Plan as follows: Mr. Stroup $2,376, Mr. Horack $910, Mr.
     Smith $157 and Mr. Melvin $455. Also includes $69,586 paid to Mr. Disher during 1995 pursuant to his Executive Employment Agreement upon retirement and $22,550 for serving as a director and Chairman of the Board and attending Board and Committee meetings following his retirement as Chief Executive Officer in April 1995.

(3) Mr. Disher served as Chief Executive Officer from 1991 until April 1995. Mr. Stroup has been the Company's Chief Executive Officer since April 1995.

(4) Mr. Smith resigned as an officer and Director of the Company on January 30, 1996.

(5)  Mr. Duggan was first elected an executive officer in July 1994.

     The named Executive Officers, except Mr. Duggan, have each executed an Executive Employment Agreement with the Company. Mr. Smith's Executive Employment Agreement was terminated in connection with his resignation as an officer and Director of the Company. The provisions of all these agreements are substantially identical. Each agreement provides for the continued full-time employment of the executive by the Company in the same or another executive position until retirement (which includes termination after a Change of Control of the Company, as described below, or termination due to disability) or death, whereupon the Company will pay the executive or his beneficiary supplemental retirement or death benefits, subject to certain conditions of forfeiture. The executive, however, may be terminated by the Company for cause (as defined in the agreement). The maximum amount payable upon retirement is five times the annual salary being received by the executive at the time of retirement. Payment is made in thirteen installments each year over the period between the date of actual retirement and the earlier of (1) the end of the Company's fiscal year in which the executive reaches the age of 75, or (2) the end of the fiscal year in which the fifteenth anniversary date of the executive's termination of employment occurs. Lesser amounts are payable in the event of death. The agreement also provides that as long as the executive is entitled to payments under the agreement he will not become an employee, director or consultant to a corporation, partnership or have any ownership interest therein, which competes with the Company. The executive loses all rights to payment under the agreement if he voluntarily quits the Company or is terminated for cause. The agreement also provides for the executive to provide ongoing services to the Company after his retirement, generally of a consulting nature. The Company will pay the executive a reasonable per diem amount and will reimburse him for his costs of providing such services. The Company has entered into a Trust Agreement with First Union National Bank of North Carolina to create the Lance, Inc. Key Executive Employee Benefit Plan Trust (the Trust) which provides that, in the event of a Change of Control of the Company, the Company will fund the Trust with cash in an amount sufficient to pay the full amount payable under each Executive Employment Agreement. A Change of Control for the purposes of the Executive Employment Agreements and the Trust means the acquisition or contracting for the acquisition or otherwise controlling in excess of 35% of the voting securities of the Company by any person excluding voting securities beneficially owned by members of the Van Every Family which consists of the descendants of Salem A. Van Every, Sr., deceased, and their spouses.

     The table below shows the individual grants to the named Executive Officers of stock options during the fiscal year ended December 30, 1995.

                     OPTION GRANTS IN THE 1995 FISCAL YEAR

                                                 Individual Grants
                                                 -----------------
                                                                                               Potential Realizable
                                                                                                 Value at Assumed
                                 % of Total Options/                                          Annual Rates of Stock
                                         SARs                                                   Price Appreciation
                Options/SARs   Granted to Employees in   Exercise or Base       Expiration       for Option Term
Name            Granted (#Sh)        Fiscal Year           Price ($/Sh)           Date           5%($)    10%($)
----            -------------        -----------           ------------           ----           -----    ------
J. W. Disher      2,500 (1)              (1)                  $ 17.50           April 30,        $27,514  $69,726
                                                                                   2005
---------------

(1) Options for 2,500 shares each were granted to Mr. Disher and nine other directors under the Lance, Inc. 1995 Nonqualified Stock Option Plan for Non-Employee Directors on May 1, 1995, which became exercisable six months after the date of grant. No options were granted to employees during the 1995 fiscal year.

     The table below shows, on an aggregated basis, each exercise of stock options or tandem SARs during the fiscal year ended December 30, 1995 by each of the named Executive Officers and the 1995 fiscal year-end value of unexercised options and SARs.

            AGGREGATED OPTION/SAR EXERCISES IN THE 1995 FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                 Number of Securities      Value of Unexercised
                                                                Underlying Unexercised         In-the-Money
                                                                     Options/SARs              Options/SARs
                                                                     at FY-End (#)             at FY-End ($)
                     Shares Acquired                                 Exercisable/              Exercisable/
Name                on Exercise (#Sh)     Value Realized ($)         Unexercisable             Unexercisable
----                -----------------     ------------------         -------------             -------------
J. W. Disher                0                     0                   2,500/0                       0/0
P. A. Stroup, III          525                  10,369               26,100/1,500                   0/0
T. B. Horack               446                   8,251               22,100/1,000                   0/0
G. K. Smith              1,024                  19,725               19,500/1,000                   0/0
P. M. Duggan                0                     0                   2,000/1,000                   0/0
G. R. Melvin                0                     0                  13,400/1,000                   0/0


RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected KPMG Peat Marwick LLP as independent public accountants to audit the financial statements of the Company and its subsidiaries for the 1996 fiscal year. This selection is being presented to the stockholders for their ratification or rejection at this Annual Meeting.

     KPMG Peat Marwick LLP served as the Company's independent certified public accountants to audit the financial statements of the Company and its subsidiaries beginning with the 1991 fiscal year. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement if they desire to do so. The representatives of KPMG Peat Marwick LLP are expected to be available to respond to appropriate questions.

     The Board of Directors recommends a vote FOR the ratification of the selection of KPMG Peat Marwick LLP as independent public accountants to audit the financial statements of the Company and its subsidiaries for the 1996 fiscal year, and proxies solicited by the Board of Directors will be so voted unless stockholders specify a different choice.

     If the stockholders do not ratify the selection of KPMG Peat Marwick LLP, the selection of independent public accountants will be reconsidered by the Board of Directors.

STOCKHOLDER PROPOSALS

     Any proposal that a stockholder intends to present for action at the 1997 Annual Meeting of Stockholders, currently scheduled for April 18, 1997, must be received by the Company no later than November 22, 1996, in order for the proposal to be included in the proxy statement and form of proxy for the 1997 Annual Meeting of Stockholders. The proposal should be sent to Secretary, Lance, Inc., Box 32368, Charlotte, North Carolina 28232.

COMPLIANCE WITH SECTION 16(A) OF SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers and persons who own more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Stock. Officers, Directors and greater than 10% stockholders are required to furnish the Company with copies of all such reports they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 30, 1995, all Section 16(a) filing requirements applicable to its executive officers, Directors and greater than 10% beneficial owners were complied with, except that Nancy Van Every McLaurin failed to include in her Form 3, which was timely filed in connection with her election to the Board of Directors, shares held under power of attorney from her mother.

ANNUAL REPORT TO SECURITIES AND EXCHANGE COMMISSION

     UPON THE WRITTEN REQUEST OF ANY PERSON WHO AT FEBRUARY 20, 1996 WAS A RECORD OR BENEFICIAL STOCKHOLDER OF THE COMPANY, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 30, 1995, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES. THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS HAS BEEN MAILED WITH THIS PROXY STATEMENT TO EACH STOCKHOLDER. REQUESTS FOR COPIES OF THE ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION SHOULD BE ADDRESSED TO SECRETARY, LANCE, INC., BOX 32368, CHARLOTTE, NORTH CAROLINA 28232.

                                                                      APPENDIX A

[LOGO]                            LANCE, INC.                              PROXY

               PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                    ANNUAL MEETING TO BE HELD APRIL 19, 1996


      The undersigned hereby appoints J. W. Disher and Paul A. Stroup, III, and each or either of them, proxies, with full power of substitution, with the powers the undersigned would possess if personally present, to vote, as designated below, all shares of the $.83-1/3 par value Common Stock of the undersigned in Lance, Inc. at the Annual Meeting of Stockholders to be held on April 19, 1996, and at any adjournment thereof.

      THIS PROXY WILL BE VOTED AS SPECIFIED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS AND FOR PROPOSAL 2. The Board of Directors recommends voting FOR on each item.

1.    ELECTION OF DIRECTORS: Nominees are J. W. Disher, Robert V. Sisk and Gary
      E. Costley.

             [ ] FOR all listed nominees (except do not vote for the nominee(s) whose name(s) I have written below)

             ___________________________________________________________________

             [ ]  WITHHOLD AUTHORITY to vote for the listed nominees



2.    RATIFICATION OF SELECTION OF KPMG PEAT MARWICK LLP AS AUDITORS

                     [ ] FOR     [ ] AGAINST   [ ] ABSTAIN

                          (Continued from other side)

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

      Receipt of Notice of Annual Meeting and accompanying Proxy Statement is hereby acknowledged.

      PLEASE DATE AND SIGN EXACTLY AS PRINTED BELOW AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.


                         Dated: ________________________________________, 1996.

                         ______________________________________________________

                         ______________________________________________________

                         ______________________________________________________
                         (When signing as attorney, executor, administrator, trustee, guardian, etc., give title as such. If joint account, each joint owner should sign.)